EXHIBIT 99.1

TERRA PROPERTY TRUST, INC.

December 20, 2023

Dear Investor,

We are writing you, as an investor in Terra Property Trust, Inc. (“TPT”), to inform you about TPT’s plans regarding potential strategic transactions.

Strategic Transactions

Potential Liquidity Transactions

Shares of TPT’s Class B common stock, par value $0.01 per share (“Class B Common Stock”), are freely transferrable, subject to customary limitations on share transfer and ownership in TPT’s charter designed to help TPT maintain its qualification as a REIT. However, the Class B Common Stock is currently not listed on any securities exchange and there is no public market for the Class B Common Stock. TPT will continue to evaluate a variety of potential liquidity transactions that would be in the best interests of its stockholders, including a listing of shares of TPT’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), on a national securities exchange, an adoption of a share repurchase plan or a merger or other strategic business combination.

Progressing Towards a Liquidity Event

In 2016, TPT voluntarily registered its common stock with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended, and became a public reporting company. TPT choose to voluntarily subject itself to the SEC’s extensive public reporting requirements in part to provide its investors with enhanced visibility and transparency and to improve TPT’s ability to efficiently pursue an IPO, direct listing of TPT’s common stock on a national securities exchange or other potential transactions that would provide liquidity to its stockholders.

As previously disclosed, on October 1, 2022, TPT acquired via merger Terra Income Fund 6, Inc. (“Terra BDC”), a specialty finance company that invested primarily in commercial real estate loans, preferred equity real estate investments and select commercial real estate-related debt securities. TPT acquired Terra BDC primarily because the transaction enhanced TPT’s diversification and scale, thereby creating more favorable conditions for a successful IPO or direct listing of the Class A Common Stock on a national securities exchange.

As previously disclosed, on June 27, 2023, TPT entered into a merger agreement with Western Asset Mortgage Capital Corporation (“WMC”). On August 8, 2023, WMC terminated the merger agreement in accordance with its terms to pursue what the WMC board of directors deemed a superior unsolicited acquisition proposal from AG Mortgage Investment Trust, Inc. and in connection with such termination paid TPT a termination fee of $3,000,000. If completed, the merger with WMC would have resulted in TPT’s stockholders ultimately receiving shares of common stock that were listed on the NYSE and freely transferrable, thus providing them with a path to liquidity with respect to their investments. TPT believes that its merger proposal provided superior value to WMC stockholders. Although ultimately not successful, TPT’s diligent pursuit of the WMC merger is indicative of TPT’s continued focus on the maximization of value and pursuit of liquidity on behalf of its stockholders.

Direct Listing or Public, Non-Traded REIT Conversion

One of the potential future liquidity transactions that TPT continues to evaluate is a “direct listing” of the Class A Common Stock on a national securities exchange (i.e., a listing not involving a concurrent public offering of newly issued shares). If market conditions are not supportive of a direct listing that would in TPT’s view lead to a constructive trading environment for the Class A Common Stock, TPT will explore alternative paths to pursue TPT’s investment strategy and provide liquidity to its investors, including converting TPT into a traditional “non-traded REIT.” As part of a potential conversion to a non-traded REIT, TPT would adopt a customary share repurchase plan pursuant to which TPT’s investors could request to have their shares of TPT common stock redeemed for cash.

To this end, TPT recently amended its articles of amendment and restatement to provide its board of directors with greater flexibility to pursue a direct listing. As TPT previously disclosed, in connection with a listing of shares of Class A Common Stock on a national securities exchange, the outstanding shares of Class B Common Stock will be convertible on a one-for-one basis into listed shares of Class A Common Stock, subject to certain conversion terms and holding periods. Currently, there are no outstanding shares of Class A Common Stock.

TPT’s amended and restated articles also incorporate the provisions generally required by state regulators in order to become a non-traded REIT and publicly sell shares of its stock not listed on an exchange. These non-traded REIT provisions will spring into effect and become operative if TPT ultimately decides to register and sell shares in a non-traded REIT format.

Distribution of TPT Shares by Fund 5

On January 1, 2016, Terra Secured Income Fund 5, LLC (the “Fund”), engaged in a combination transaction (the “REIT Formation Transaction”) with other funds focused on similar commercial real estate investment strategies and managed by the Fund’s manager (collectively referred to as the “Terra Funds”). The purpose of the REIT Formation Transaction was to increase the scale of the combined company and to operate the combined business through a newly formed REIT subsidiary, TPT. As of the closing of the REIT Formation Transaction, the Terra Funds contributed their assets to TPT in exchange for shares of common stock of TPT, with the Fund surviving as the parent entity and the sole Terra Fund owned by investors. Prior to undertaking the REIT Formation Transactions, the Terra Funds distributed a consent solicitation memorandum disclosing the details of the proposed transactions and received the requisite consent of investors in each of the Terra Funds to engage in the REIT Formation Transaction. The consent solicitation memorandum disclosed that the Fund could in the future make a distribution-in-kind to its members of TPT shares, rather than a cash distribution. The limited liability company agreement of the Fund provides that the term of the Fund expires on December 31, 2023.

As of the date of this letter, the Fund indirectly owns 14,912,990.19 shares of Class B Common Stock, representing 61% of the outstanding shares of Class B Common Stock. Today, the Fund announced that effective December 29, 2023 (the “Distribution Date”), the Fund will distribute all of its shares of Class B Common Stock to the Fund’s members as part of the winding up of the Fund. Each member of the Fund will receive 2,252.02 shares of Class B Common Stock for each unit of membership interest in the Fund held by such member. Because the Fund currently owns its interests in the shares of Class B Common Stock indirectly through its ownership of interests in Terra JV, LLC (“Terra JV”), prior to the Distribution Date, Terra JV will first distribute the shares of Class B Common Stock to the Fund, and the Fund will then distribute those shares to its members on the Distribution Date.

Investor Calls and Additional Information

TPT recognizes the value in keeping investors informed about its portfolio and the strategic direction of the company. In addition to the continued public company reports, beginning in March 2024, TPT intends to hold quarterly investor calls to discuss the results of the preceding period and to engage directly with investors on matters of focus. The timing and logistics of the calls will be announced in advance and open to all investors.

For additional information regarding TPT, including the terms of TPT’s common stock, please see the reports filed by TPT with the U.S. Securities and Exchange Commission (the “SEC”), which are available free of charge through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by TPT are also available free of charge on TPT’s website at https://www.terrapropertytrust.com.

We are grateful for your loyalty and support during your time as an investor in TPT. We look forward to speaking with you and answering any questions or addressing any concerns you may have in the upcoming weeks. Please contact Investor Relations at (212) 753-5100; email: ir@mavikcapital.com with any questions.